EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-183519) , Form S-3 (No. 333-183485) and Form S-8 (No. 333-174205), of RLJ Lodging Trust of our report dated February 28, 2013, relating to the combined consolidated financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

February 28, 2013